As filed with the Securities and Exchange Commission on April 30, 2007

Registration No. 333-46584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-2586591

(I.R.S. Employer Identification Number)

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SILUTIA, INC. 1999 STOCK OPTION PLAN

(Full Title of the Plan)

Robert G. Gargus

Senior Vice President and Chief Financial Officer

APPLIED MICRO CIRCUITS CORPORATION

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Cynthia J. Moreland, Esq.	D. Bradley Peck, Esq.
Vice President and General Counsel	Cooley Godward Kronish LLP
Applied Micro Circuits Corporation	4401 Eastgate Mall
215 Moffett Park Drive	San Diego, California 92121
Sunnyvale, California 94089	(858) 550-6000
(858) 450-9333

DEREGISTRATION OF SECURITIES

On September 26, 2000, Applied Micro Circuits Corporation, a Delaware corporation, filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-46584) (the “Registration Statement”) registering the sale of up to 69,150 shares of Common Stock (as adjusted for subsequent stock splits), par value $0.01 per share, under the SiLutia, Inc. 1999 Stock Option Plan.

Applied Micro Circuits Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any and all remaining unsold shares of Common Stock, par value $0.01 per share, covered by such Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 27, 2007.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ Kambiz Y. Hooshmand
Kambiz Y. Hooshmand
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kambiz Y. Hooshmand	President and Chief Executive Officer	April 25, 2007
Kambiz Y. Hooshmand	(Principal Executive Officer)

/s/ Robert G. Gargus	Senior Vice President and Chief	April 27, 2007
Robert G. Gargus	Financial Officer (Principal Financial and Accounting Officer)

/s/ Cesar Cesaratto	Chairman of the Board	April 16, 2007
Cesar Cesaratto

Director
Donald Colvin

/s/ Niel Ransom	Director	April 16, 2007
Niel Ransom

/s/ Fred Shlapak	Director	April 17, 2007
Fred Shlapak

/s/ Arthur B. Stabenow	Director	April 14, 2007
Arthur B. Stabenow

/s/ Julie H. Sullivan	Director	April 16, 2007
Julie H. Sullivan